UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2015

Diplomat Pharmacy, Inc.

(Exact Name of Registrant as Specified in its Charter)

Michigan (State or Other Jurisdiction of Incorporation)	001-36677 (Commission File Number)	38-2063100 (IRS Employer Identification No.)

4100 S. Saginaw St.

Flint, Michigan 48507

(Address of Principal Executive Offices)  (Zip Code)

(888) 720-4450

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

Diplomat Pharmacy, Inc. (the “Company”) is filing this Current Report on Form 8-K/A (“Amendment No. 1”) to amend its Current Report on Form 8-K filed on February 26, 2015 (the “Initial Report”) concerning its entry into a Securities Purchase Agreement (the “Purchase Agreement”) with BioRx, LLC, a Delaware limited liability company (“BioRx”), certain direct and indirect equityholders of BioRx, and Symmetric Capital, LLC, a Delaware limited liability company, solely in its capacity as Sellers’ Representative.  The Purchase Agreement provides that, upon the terms and conditions set forth therein, the Company will acquire all of the outstanding equity interests of BioRx (the “Acquisition”).

The information previously reported in the Initial Report is hereby incorporated by reference into this Amendment No. 1.  This Amendment No. 1 is being filed solely to provide the information required by Item 3.02 of Form 8-K, and does not amend the Initial Report in any manner.

Item 3.02           Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of the Initial Report is incorporated herein by reference.

The common stock of the Company (up to approximately 5.4 million shares in aggregate) will be issued and sold in connection with the Acquisition pursuant to exemptions from registration under Section 4(2) of the Securities Act of 1933, as amended, and/or Rule 506 of Regulation D promulgated thereunder by the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Diplomat Pharmacy, Inc.

By:	/s/ Sean M. Whelan
Sean M. Whelan
Chief Financial Officer

Date: March 4, 2015